UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported: August 9, 2006)
AMERUS GROUP CO.
(Exact Name of Registrant as Specified in its Charter)

IOWA	001-15166	42-1458424

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

699 WALNUT STREET
DES MOINES, IOWA		50309-3948

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (515) 362-3600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On August 9, 2006, Thomas C. Godlasky, Chairman, President and Chief Executive Officer of AmerUs Group Co. (“Company”) disclosed the following information during a conference call with Aviva plc’s investors (“Teleconference”):
•	the Company’s internal rate of return for traditional life insurance products was approximately 8% and approximately in excess of 14% for universal and indexed life products;
•	the Company’s internal rate of return for traditional deferred annuities was approximately 8.5% and approximately in excess of 12.5% for fixed indexed annuities.
Item 7.01. Regulation FD Disclosure.
During the Teleconference, Mr. Godlasky presented the information attached to this Current Report on Form 8-K, which the Company is furnishing under this Item 7.01 as Exhibit 99.1. In addition, Mr. Godlasky stated his belief that the Company could independently fund sales growth at a compounded annual rate of 20% and that the Company could, as a independent company, increase its operating return on equity to over 14% during the next three to five years. This projection is based on adjusted net operating income which is a non-GAAP financial measure. Due to the unpredictability of the timing and recognition of gains and losses (especially credit impairments), trading gains and losses, FAS 133 adjustments as well as the unpredictable nature of certain other items that management believes are not indicative of ongoing operational performance, GAAP net income cannot readily be estimated because management has not regularly projected the foregoing items. Since GAAP net income cannot be readily estimated, the Company is unable to provide guidance with respect to, or a reconciliation of guidance on operating return on equity to, GAAP return on equity.
This Current Report on Form 8-K contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in our operations and financial results and our business and products, which include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such forward-looking statements are not guarantees of future performance. Factors that may cause our actual results to differ materially from those contemplated by these forward-looking statements include, among others, the following possibilities: (a) our shareholders may not approve and adopt the merger agreement with Aviva plc and the transactions contemplated by the merger agreement at the special shareholder meeting; (b) the parties may be unable to obtain governmental and regulatory approvals required for such merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; (c) the parties may be unable to complete the merger because, among other reasons, conditions to the closing of the merger may not be satisfied or waived; (d) general economic conditions and other factors, including prevailing interest rate levels and stock and bond market performance, which may affect (1) our ability to sell our products, (2) the market value of our investments and consequently protection product and accumulation product margins and (3) the lapse rate and profitability of policies; (e) the performance of our investment portfolios which may be affected by general economic conditions, the continued credit quality of the companies whose securities we invest in and the impact of other investment transactions; (f) customer response to new products, distribution channels and marketing initiatives and increasing competition in the sale of insurance and annuities and the recruitment of sales representatives from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance may impair our ability to retain existing customers, attract new customers and maintain our profitability; (g) our ratings and those of our subsidiaries by independent rating organizations which we believe are particularly important to the sale of our products; (h) mortality, morbidity, and other factors which may affect the profitability of our insurance products; (i) our ability to develop and maintain effective risk management policies and procedures and to maintain adequate reserves for future policy benefits and claims; (j) litigation or regulatory investigations or examinations; (k) regulatory changes, interpretations, initiatives or pronouncements, including those relating to the regulation of insurance companies and the regulation and sales of their products and the programs in which they are used; (l) changes in the federal income tax and other federal laws, regulations, and interpretations, including federal regulatory measures that may significantly affect the insurance business including limitations on antitrust immunity, the applicability of securities laws to insurance products, minimum solvency requirements, and changes to the tax advantages offered by life insurance and annuity products or programs with which they are used; (m) the impact of changes in standards of accounting; (n) our ability to achieve anticipated levels of operational efficiencies and cost-saving initiatives and to meet cash requirements based upon projected liquidity sources; (o) our ability to integrate the business and operations of acquired entities; and (p) various other factors discussed in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the period ended December 31, 2005 and of our Quarterly Report on Form 10-Q for the Period ended on June 30, 2006.
There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Forward-looking statements speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statement.
Item 9.01 (d). Exhibits
99.1 Presentation dated August 9, 2006 (furnished pursuant to Item 7.01).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERUS GROUP CO.
By:	/s/ Christopher J. Littlefield
Christopher J. Littlefield
Executive Vice President & General Counsel

Dated: August 9, 2006

EXHIBITS

Exhibit No.	Description

99.1	Presentation dated August 9, 2006 (furnished pursuant to Item 7.01).